Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Total System Services, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-25401, No. 333-41775, No. 333-104142, No. 333-142791, No. 333-148449, No. 333-181790, and No. 333-189733) on Form S-8 and the registration statements (No. 333-177897 and No. 333-188453) on Form S-3 of Total System Services, Inc. of our reports dated February 25, 2014, with respect to the consolidated balance sheets of Total System Services, Inc. as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, cash flows, and changes in equity for each of the years in the three-year period ended December 31, 2013, and the related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2013, which report appears in the December 31, 2013 annual report on Form 10-K of Total System Services, Inc.

/s/ KPMG LLP

Atlanta, Georgia

February 25, 2014